                                                           EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           UNO RESTAURANT CORPORATION
                                 ______________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                                 ______________

     Uno Restaurant Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The present name of the Corporation is Uno Restaurant Corporation. The name under which the Corporation was originally incorporated is Pizzeria Uno, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 1, 1986. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 2, 1987, a second Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 7, 1987, and a third Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 13, 1987 (the "Restated Certificate").

     3. The Restated Certificate is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu thereof the new Article "FOURTH" set forth below:

     FOURTH: The total number of shares of stock which the Corporation has authority to issue is Twenty Five Million (25,000,000) shares of Common Stock, $.01 par value, and one million (1,000,000) shares of Preferred Stock, $1.00 par value. The Preferred Stock may be issued in one or more series with such rights, powers, preferences and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action. With respect to any series, prior to issuance, the Board of Directors, by resolution, shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, including, but without limitation: (i) the dividend rate, if any, whether fixed or variable, the conditions and times at which the dividend is payable, its preferences to any other class or series of stock, and whether dividends will be cumulative or non-cumulative; (ii)



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whether the shares are redeemable and, if so, at what times and prices and on what other terms and conditions; (iii) whether the shares will be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (iv) the voting rights, if any, applicable to the shares; and (v) the rights of the holders of such shares on the dissolution of, or upon the distribution of the assets of, the Corporation.

     4. The amendment to the Restated Certificate herein certified has been duly adopted in the manner and by the votes prescribed by Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned President and Secretary of Uno Restaurant Corporation have signed this Certificate of Amendment of the Restated Certificate of Incorporation as of this 8th day of February, 1995.


                                     /s/ Craig S. Miller
                                     --------------------------------------
                                     Craig S. Miller, President

ATTEST:

/s/ John Cunningham
- - ----------------------------
John Cunningham,
Secretary



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

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           UNO RESTAURANT CORPORATION


     It is hereby certified that:

     1. The present name of the Corporation (hereinafter called the "Corporation") is Uno Restaurant Corporation. The name under which the corporation was originally incorporated is Pizzeria Uno, Inc. and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is August 1, 1986. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware which was effective April 2, 1987, and a further Restated Certificate of Incorporation with the Secretary of State of Delaware which was effective May 7, 1987.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out "51%" whenever it appears in Articles Seventh, Tenth, Eleventh, and Twelfth thereof and by substituting in lieu thereof "60%," as set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the Restated Certificate of Incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Uno Restaurant Corporation without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as amended and supplemented hereby and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and the restatements of the Restated Certificate of Incorporation herein certified have been duly adopted by the directors and stockholders in accordance with the provisions of Sections 141, 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     5. The effective date of the Restated Certificate of Incorporation and of the amendments herein certified shall be its filing date.

     6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall upon the effective date of this Restated Certificate of Incorporation, read as follows:



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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           UNO RESTAURANT CORPORATION

     FIRST: The name of the corporation (hereinafter called the "Corporation") is UNO RESTAURANT CORPORATION.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, Dover, Kent County, Delaware; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be (a) to establish, build, purchase or otherwise acquire, lease, franchise, maintain, manage and operate restaurants and other eating places, and purchase or otherwise acquire, deal in, sell and dispose of foods, beverages, liquors, confections, provisions, tobacco, tobacco products and food products of all kinds and articles, materials, ingredients, products, machinery, equipment and property related thereto, (b) to construct, own, buy, sell, lease, equip and operate restaurants and restaurant enterprises of all kinds; to manufacture, grow, compound, create and generally deal in all kinds of food, foodstuffs and food products; to manufacture, purchase, lease, sell and generally deal in restaurant equipment and supplies of all kinds; and to manufacture, own, operate and generally deal in and with all kinds of facilities and appurtenances convenient, desirable or necessary in the conduct and operation of the foregoing and (c) to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation has authority to issue is twelve million (12,000,000) shares of Common Stock, $.01 par value, and one million (1,000,000) shares of Preferred Stock, $1.00 par value. The Preferred Stock may be issued in one or more series with such rights, powers, preferences and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action. With respect to any series, prior to issuance, the Board of Directors, by resolution, shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, including, but without limitation: (i) the dividend rate, if any, whether fixed or variable, the conditions and times at which the dividend is payable, its preferences to any other class or series of stock, and whether dividends will be cumulative or non-cumulative; (ii) whether the shares are redeemable and, if so, at what times and



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prices and on what other terms and conditions; (iii) whether the shares will be convertible or exchangeable and, if so, the times, prices, rates, adjustments and other terms of such conversion or exchange; (iv) the voting rights, if any, applicable to the shares; and (v) the rights of the holders of such shares on the dissolution of, or upon the distribution of the assets of, the Corporation.

     FIFTH: The Corporation shall have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 29l of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

     2.  No election of Directors need be by written ballot.

     3. The By-Laws of the Corporation may be amended or repealed at any time after the original adoption of the By-Laws according to Section 109 of the General Corporation Law of the State of Delaware by a majority of the Continuing Directors or by the affirmative vote of the holders of at least 60% of the shares of Voting Stock then outstanding; provided however any such



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amendment or repeal which is approved by a majority of the Continuing Directors and thereafter submitted to the stockholders for ratification, may be so ratified by the affirmative vote of the holders of a majority of the shares of Voting Stock present and entitled to vote.

     EIGHTH:  (a) The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (b) No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

     NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

     TENTH: (a) In addition to the affirmative vote otherwise required by law or any provision of this Certificate of Incorporation, except as otherwise provided in Section (b) of this Article Tenth, any Business Combination shall require the affirmative vote of the holders of 60% of all Voting Stock, voting together as a single class.



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     Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, and such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock or other capital stock required by law or by this Certificate of Incorporation.

     (b) The provisions of Section (a) of this Article Tenth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any consideration received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1) and (2) are met:

     (1) The Business Combination shall have been approved by a majority of the Continuing Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

     (2)  All of the following conditions shall have been met:

        (i) The form of the consideration received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Related Person has paid for shares of such class of Voting Stock within the two-year period ending on and including the Determination Date. If, within such two-year period, the Related Person has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Related Person within such two-year period.

       (ii) The aggregate amount of consideration received per share by holders of each class of Voting Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph 2(ii) shall be met with respect to every such class of Voting Stock outstanding, whether or not the Related Person has previously acquired any shares of that particular class of Voting Stock):



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             (a)    (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any shares of that class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became a Related Person, whichever is higher; or

             (b) the Fair Market Value per share of such Voting Stock on the Announcement Date; or

             (c) in the case of any class of preferred stock, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination:

             (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock;

             (b) there shall have been (I) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock), unless the failure so to increase such annual rate of dividends is approved by a majority of the Continuing Directors;

             (c) such Related Person shall not have become the beneficial owner of any newly issued shares of Voting Stock directly or indirectly from the Corporation except as part of the transaction which results in such Related Person becoming a Related Person.



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


      (iv)    After such Related Person has become a Related Person, such

              Related Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Related Person's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy or information statement shall contain on the front thereof, prominently displayed, any recommendation as to the advisability or inadvisability of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing to the Board of Directors and/or shall contain an opinion by an investment banking firm, selected by a majority of the Continuing Directors, as to the fairness (or unfairness) of the Business Combination to the stockholders of the Corporation, other than the Related Person.

    c) A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Tenth including, without limitation, (1) whether a person is a Related Person, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether the applicable conditions set forth in paragraph (2) of Section (b) have been met with respect to any Business Combination, and (4) whether the assets which are the subject of any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have an aggregate fair market value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements.

    d) Nothing contained in this Article Tenth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.



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




    e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 51% of all Voting Stock voting together as a single class shall be required to amend or repeal this Article Tenth, or to adopt any provision inconsistent herewith.

ELEVENTH

    (a) Any direct or indirect purchase or other acquisition in one or more transactions by the Corporation or any Subsidiary of any of the outstanding Voting Stock of any class from any one or more individuals or entities known by the Corporation to be a Related Person, who has beneficially owned such security or right for less than two years prior to the date of such purchase, at a price in excess of the Fair Market Value shall, except as hereinafter provided, require the affirmative vote of the holders of at least a majority of the shares of Voting Stock, voting as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (i) a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder, or any successor rule or regulation, (ii) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act or any successor rule or regulation, or (iii) which is approved by a majority of the Continuing Directors.

    (b) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Eleventh.

TWELFTH

    (a)   Number, Election and Terms of Directors

    1. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's Voting Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances, the number of Directors shall initially be seven (7) and thereafter may be changed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Continuing Directors or by the affirmative vote of the holders of at least 60% of the shares of Voting Stock then outstanding. At the annual meeting



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



of stockholders held in 1988, the Directors, other than those who may be elected by the holder of any class or series of stock having a preference over the Voting Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1989 annual meeting of stockholders, the term of office of the second class to expire at the 1990 annual meeting of stockholders and the term of office of the third class to expire at the 1991 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, the successors of those Directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast at such meeting for a term of office to expire at the third succeeding annual meeting of stockholders after their election, unless by reason of any intervening changes in the authorized number of Directors, the Board shall designate one or more of the then expired directorships as directorships of another class in order more nearly to achieve equality of number of Directors among the classes.

    2. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

    (b)  Newly Created Directorships and Vacancies

    Except as otherwise provided for or fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Voting Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors pursuant to Article Twelfth Section (a)(1) and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the Continuing Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of an incumbent Director.

    (c)  Removal

    Subject to the rights of the holders of any class or series of stock having a preference over the Voting Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office



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

only with cause by the affirmative vote of the holders of at least 60% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class or upon the vote of a majority of the Continuing Directors.

     (d)  Amendment, Repeal or Alteration

     Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 60% of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Twelfth.

THIRTEENTH

     The Board of Directors of the Corporation, when evaluating any offer of another Person to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including but without limitation, the financial and managerial resources and future prospects of the other Person; the possible effects on the business of the Corporation and its Subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its Subsidiaries and the effects on the communities in which the Corporation's facilities are located. In evaluating any such offer, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation.

FOURTEENTH

Definitions

     The following definitions shall apply for the purpose of Articles Tenth, Eleventh, Twelfth and Thirteenth only:

     1. "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

     2. "Associate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

     3. "Announcement Date" shall mean the date of first public announcement of the proposal of a Business Combination.



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

     4. "Beneficial Ownership" shall have the meaning given such term in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days, directly or indirectly, on or after March 30, 1987.

     5.   "Business Combination" shall mean:

            (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate of a Related Person; or

           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the Corporation or any Subsidiary having an aggregate fair market value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value in excess of 10% of the Corporation's total stockholders' equity as reflected on the Corporation's most recent audited financial statements; or

           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person or any Affiliate of any Related Person; or

            (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving the Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person.



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

     6. "Consideration received" shall mean the amount of cash and the Fair Market Value, as of the Consummation Date, of consideration other than cash received by the stockholder. In the event of any Business Combination in which the Corporation survives, the consideration other than cash shall include shares of any class of outstanding Voting Stock retained by the holders of such shares.

     7. "Consummation Date" shall mean the date upon which the Business Combination is consummated.

     8. "Continuing Director" shall mean any member of the Board of Directors who is unaffiliated with the Related Person and who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

     9.   "Corporation" shall mean Uno Restaurant Corporation.

     10. "Determination Date" shall mean the date upon which a Related Person became a Related Person.

     11. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

     12. "Fair market value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     13. "Related Person" shall mean any individual, firm, corporation or other entity (other than the Corporation or any Subsidiary or any stockholder of the Corporation as of March 30, 1987) which, together with its Affiliates and Associates and with any other individual, firm, corporation or other entity (other than the Corporation or any Subsidiary or any stockholder of the Corporation as of March 30, 1987) with which it or they have any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires Beneficial Ownership of more than 5% of the voting power of the outstanding Voting Stock.

     14.  "Person" shall mean any individual, firm, corporation or other entity.

     15. "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

     16. "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

     Signed and attested to on May 13, 1987.


                                          /s/ Craig S. Miller
                                          ______________________________
                                          Craig S. Miller,
                                          President


Attest:

/s/ Stanley J. Gelin
____________________________
Stanley J. Gelin,
Assistant Secretary



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